                                                                    Exhibit L(4)

                               PURCHASE AGREEMENT

            Credit Suisse Cash Reserve Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, and Credit Suisse Asset Management, LLC ("CSAM") hereby agree as follows:


            1. The Fund offers CSAM and CSAM hereby purchases one share of beneficial interest of the Fund designated as a Class C share, at a price of $1.00 per share (the "Initial Share"), the Fund agreeing to waive the contingent deferred sales charge on such purchase. CSAM hereby acknowledges receipt of a certificate representing the Initial Share, and the Fund hereby acknowledges receipt from CSAM of $1.00 in full payment for the Initial Share.


            2. CSAM represents and warrants to the Fund that the Initial Share is being acquired for investment purposes and not for the purpose of distribution.

            3. CSAM agrees that if any holder of the Initial Share redeems such Share before one year after the date upon which the Class C of the Fund commences its investment activities, the redemption proceeds will be reduced by the amount of unamortized organizational and offering expenses of such Class.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 31st day of March, 2003.



                                      CREDIT SUISSE CASH RESERVE FUND, INC.

                                      By: /s/ Hal Liebes
                                         ---------------------------------------
                                         Name: Hal Liebes
                                         Title: Vice President and Secretary

ATTEST:
/s/ Kimiko Fields
------------------------

                                      CREDIT SUISSE ASSET MANAGEMENT, LLC

                                      By: /s/ Hal Liebes
                                         ---------------------------------------
                                         Name: Hal Liebes
                                         Title: Managing Director and General
                                                Counsel

ATTEST:
/s/ Kimiko Fields
------------------------


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